Exhibit 99.2

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

On November 1, 2023, Permian Resources Corporation (“Permian Resources” or the “Company”) and Earthstone Energy, Inc. (“Earthstone”) completed the previously announced acquisition of Earthstone by Permian Resources (the “Merger”) as contemplated by the merger agreement, dated August 21, 2023 (the “Merger Agreement”).

In connection with the closing of the Merger, (i) each share of Earthstone Class A common stock was converted into the right to receive 1.446 shares (the “Exchange Ratio”) of Permian Resources Class A common stock (the “Permian Resources Class A common stock”), (ii) each share of Earthstone Class B common stock was converted into the right to receive a number of shares of Permian Resources Class C common stock (the “Permian Resources Class C common stock,” and together with the Permian Resources Class A common stock, the “common stock”) equal to the Exchange Ratio, (iii) each common unit of Earthstone Energy Holdings, LLC (“Earthstone OpCo”), a subsidiary of Earthstone, representing limited liability company membership interests in Earthstone OpCo (the “Earthstone OpCo Units”) was converted into the right to receive a number of common units representing limited liability company interests in Permian Resources Operating, LLC (“Permian Resources OpCo”), a subsidiary of Permian Resources, and (such units the “Permian Resources OpCo Units”) equal to the Exchange Ratio, and (iv) all existing shares of Permian Resources common stock remained outstanding.

The following unaudited pro forma combined financial statements of the Company (which we refer to as the “pro forma combined financial statements”) have been prepared from the respective historical consolidated financial statements of Permian Resources and Earthstone and have been adjusted to reflect (i) the completion of the Merger, (ii) Earthstone’s completion of the Novo Transactions on August 15, 2023 (defined in Note 5 below and collectively referred to in these pro forma combined financial statements as, “Earthstone’s Novo Transactions”) and (iii) Permian Resources’ completion of its acquisition of Colgate Energy Partners III, LLC (“Colgate”) on September 1, 2022 (the “Colgate Merger” and collectively referred to in these pro forma combined financial statements as, the “Transactions”). The unaudited pro forma combined balance sheet as of September 30, 2023, gives effect to the Merger as if it had been completed on September 30, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022, and the nine months ended September 30, 2023, give effect to the Transactions as if they had been completed on January 1, 2022.

The Merger is being accounted for as a business combination using the acquisition method of accounting, with Permian Resources as the accounting acquirer. The pro forma combined financial statements have been prepared to reflect transaction accounting adjustments to Permian Resources’ historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Merger.

The pro forma merger consideration and purchase price allocation are preliminary and are based upon estimates of the fair market values of (i) the Company’s common stock as of November 1, 2023, which makes up the entirety of the merger consideration, and (ii) the assets and liabilities of Earthstone as of September 30, 2023, both of which utilize currently available information. Assumptions and estimates underlying the pro forma adjustments, preliminary merger consideration and preliminary purchase price allocations are described in the accompanying notes, which should be read in conjunction with the pro forma combined financial statements.

As of the date of this filing, the Company has not completed the necessary valuations of the Merger in order to arrive at the required final estimates of fair value and related allocations of purchase price, nor has it identified all adjustments necessary to conform Earthstone’s accounting policies to those of the Company. The pro forma adjustments are preliminary and are subject to change as additional information becomes available and as additional analysis is performed. Therefore, the final purchase price allocation and merger consideration will be performed at a later date and may be materially different than that reflected herein.

The pro forma combined financial statements and related notes are presented to reflect the Transactions for illustrative purposes only. If the Transactions had occurred in the past, the operating results might have been materially different from those presented in the pro forma combined financial statements. The pro forma combined statements of operations should not be relied upon as an indication of operating results that would have been achieved if the Transactions contemplated herein had taken place on the specified date. In addition, future results may vary significantly from the results reflected in the pro forma combined statements of operations and should not be relied on as an indication of the future results of the combined company following the Transactions. The pro forma combined financial statements do not reflect projected synergies (including the benefits of expected cost savings or the associated costs to achieve such savings), opportunities to earn additional revenue, or other factors that may result after the Merger and, accordingly, do not attempt to predict or suggest future results.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED BALANCE SHEET

As of September 30, 2023, (in thousands)

	Historical		Transaction Accounting Adjustments		Pro forma Combined
	Permian Resources	Earthstone
ASSETS		(a)
Current assets
Cash and cash equivalents	$211,703	$16,592	$(228,295)	(c)	$—
Accounts receivable, net	339,495	209,927	—		549,422
Derivative instruments	2,662	1,542	—		4,204
Prepaid and other current assets	11,330	40,323	—		51,653

Total current assets	565,190	268,384	(228,295)		605,279
Property and Equipment
Oil and natural gas properties, successful efforts method
Unproved properties	1,373,138	305,706	351,102	(d)	2,029,946
Proved properties	10,112,084	5,488,844	(762,694)	(d)	14,838,234
Accumulated depreciation, depletion and amortization	(3,037,676)	(955,434)	955,434	(d)	(3,037,676)

Total oil and natural gas properties, net	8,447,546	4,839,116	543,842		13,830,504
Other property and equipment, net	39,271	13,062	—		52,333

Total property and equipment, net	8,486,817	4,852,178	543,842		13,882,837
Noncurrent assets
Operating lease right-of-use assets	58,446	6,573	—		65,019
Other noncurrent assets	99,345	19,420	(18,858)	(d)	99,907

TOTAL ASSETS	$9,209,798	$5,146,555	$296,689		$14,653,042

LIABILITIES AND EQUITY
Current liabilities
Accounts payable and accrued expenses	$665,359	$492,950	$118,713	(e)	$1,277,022
Operating lease liabilities	34,266	923	—		35,189
Derivative instruments	35,748	50,369	—		86,117
Other current liabilities	24,638	31,386	(20,359)	(f)	35,665

Total current liabilities	760,011	575,628	98,354		1,433,993
Noncurrent liabilities
Long-term debt, net	2,254,178	1,722,066	(228,295)	(c)	3,836,060
			88,111	(d)
Asset retirement obligations	44,393	32,625	27,420	(d)	104,438
Deferred income taxes	83,416	193,266	—		276,682
Operating lease liabilities	26,156	3,286	—		29,442
Other noncurrent liabilities	74,708	37,783	(5,153)	(f)	107,338

Total liabilities	3,242,862	2,564,654	(19,563)		5,787,953
Shareholders’ equity
Common stock
Class A	35	106	(106)	(d)	51
			16	(g)
Class C	22	—	5	(g)	27
Class B	—	34	(34)	(d)	—
Additional paid-in capital	3,278,846	1,348,580	(1,348,580)	(d)	5,585,045
			2,306,199	(g)
Retained earnings (accumulated deficit)	375,933	472,659	(472,659)	(d)	257,220
			(118,713)	(e)

Total shareholders’ equity	3,654,836	1,821,379	366,128		5,842,343
Noncontrolling interest	2,312,100	760,522	(760,522)	(d)	3,022,746
			710,646	(g)

Total equity	5,966,936	2,581,901	316,252		8,865,089

TOTAL LIABILITIES AND EQUITY	$9,209,798	$5,146,555	$296,689		$14,653,042

The accompanying notes are an integral part of the pro forma combined financial statements.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(in thousands, except per share data)

	Historical		Earthstone’s Novo Transactions	Transaction Accounting Adjustments		Pro forma
	Permian Resources	Earthstone				Combined
Operating revenues		(a)	(b)
Oil and gas sales	$1,998,207	$1,258,960	$261,875	$—		$3,519,042
Operating expenses
Lease operating expenses	243,333	196,952	40,790	—		481,075
Severance and ad valorem taxes	156,378	103,377	19,753	—		279,508
Gathering, processing and transportation expenses	57,966	79,784	—	—		137,750
Depreciation, depletion, and amortization	640,149	345,757	51,669	(46,006)	(h)	991,569
General and administrative expenses	122,729	64,079	17,241	(26,977)	(f)	177,072
Merger and integration expense	28,071	1,904	—	(1,904)	(i)	18,385
				(9,686)	(e)
Impairment and abandonment expense	734	854	—	—		1,588
Exploration and other expenses	14,668	7,036	—	—		21,704

Total operating expenses	1,264,028	799,743	129,453	(84,573)		2,108,651
Net gain (loss) on sale of long-lived assets	129	47,404	—	(47,404)	(i)	129

Income (loss) from operations	734,308	506,621	132,422	37,169		1,410,520
Other income (expense)
Interest expense	(114,185)	(84,289)	—	(2,605)	(j)	(201,079)
Net gain (loss) on derivative instruments	(76,668)	(111,820)	—	—		(188,488)
Other income (expense)	685	882	(1,766)	—		(199)

Total other income (expense)	(190,168)	(195,227)	(1,766)	(2,605)		(389,766)

Income (loss) before income taxes	544,140	311,394	130,656	34,564		1,020,754
Income tax (expense) benefit	(77,056)	(55,584)	(107)	(5,103)	(k)	(137,850)

Net income (loss)	467,084	255,810	130,549	29,461		882,904
Less: Net (income) loss attributable to noncontrolling interest	(246,132)	(75,862)	—	(26,054)	(l)	(348,048)

Net income (loss) attributable to Class A common stock	$220,952	$179,948	$130,549	$3,407		$534,856

Income (loss) per share of Class A common stock:
Basic	$0.71					$1.13
Diluted	$0.64					$0.98
Weighted average common shares outstanding:
Basic	312,015			162,008	(m)	474,023
Diluted	351,417			461,560	(m)	812,977

The accompanying notes are an integral part of the pro forma combined financial statements.

PERMIAN RESOURCES CORPORATION

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except per share data)

	Permian Resources Pro Forma	Historical Earthstone	Earthstone’s Novo Transactions	Transaction Accounting Adjustments		Pro forma Combined
	(n)	(a)	(b)
Operating revenues
Oil and gas sales	$3,233,675	$1,695,154	$380,860	$—		$5,309,689
Operating expenses
Lease operating expenses	271,732	162,801	30,217	—		464,750
Severance and ad valorem taxes	235,847	123,054	27,597	—		386,498
Gathering, processing and transportation expenses	109,754	67,714	—	—		177,468
Depreciation, depletion and amortization	618,688	304,465	65,308	(39,992)	(h)	948,469
General and administrative expenses	200,869	74,175	7,823	53,977	(f)	336,844
Merger and integration expense	77,424	8,248	—	(8,248)	(i)	205,823
				128,399	(e)
Impairment and abandonment expense	3,875	—	—	—		3,875
Exploration and other expenses	15,110	2,492	526	—		18,128

Total operating expenses	1,533,299	742,949	131,471	134,136		2,541,855
Net gain (loss) on sale of long-lived assets	(1,314)	13,900	76	(13,976)	(i)	(1,314)

Income (loss) from operations	1,699,062	966,105	249,465	(148,112)		2,766,520
Other income (expense)
Interest expense	(156,855)	(66,821)	—	(47,139)	(j)	(270,815)
Net gain (loss) on derivative instruments	(428,426)	(125,107)	—	—		(553,533)
Other income (expense)	619	856	2,752	—		4,227

Total other income (expense)	(584,662)	(191,072)	2,752	(47,139)		(820,121)

Income (loss) before income taxes	1,114,400	775,033	252,217	(195,251)		1,946,399
Income tax (expense) benefit	(112,824)	(124,416)	(234)	28,823	(k)	(208,651)

Net income (loss)	1,001,576	650,617	251,983	(166,428)		1,737,748
Less: Net (income) loss attributable to noncontrolling interest	(537,990)	(198,132)	—	72,455	(l)	(663,667)

Net income (loss) attributable to Class A common stock	$463,586	$452,485	$251,983	$(238,883)		$1,074,081

Income (loss) per share of Class A common stock:
Basic	$1.62					$2.40
Diluted	$1.45					$1.82
Weighted average common shares outstanding:
Basic	286,160			160,955	(m)	447,115
Diluted	323,579			506,140	(m)	829,719

The accompanying notes are an integral part of the pro forma combined financial statements.

NOTES TO THE UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

The pro forma combined financial statements were prepared utilizing the historical financial information of Permian Resources and Earthstone in accordance with Article 11 of the SEC Regulation S-X, and they incorporate the acquisition method of accounting in accordance with GAAP. Certain transaction accounting adjustments have been computed in order to show the effects of the Merger on the combined historical financial information of Permian Resources and Earthstone. These adjustments are preliminary and based upon the estimated fair value of merger consideration and management’s estimates of fair value of the assets acquired and liabilities assumed.

The Permian Resources and Earthstone historical financial information have been derived from each respective company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2023 and each respective company’s Annual Report on Form 10-K for the year ended December 31, 2022. The unaudited pro forma adjustments related to Earthstone’s Novo Transactions are derived from Earthstone’s Current Report on Form 8-K/A filed on September 5, 2023, which also include the audited financial statements of Novo for the year ended December 31, 2022; refer to Note 5 below for further information on the Novo Transactions and their associated financial results. The unaudited pro forma adjustments related to the Colgate Merger are derived from Permian Resources’ Current Report on Form 8-K filed on September 8, 2022, which also include the audited financial statements of Colgate for the years ended December 31, 2021 and 2020; refer to Note 4 below for further information on the Colgate Merger and its related financial results. These pro forma combined financial statements should be read in conjunction with the historical financial statements and related notes thereto of Permian Resources, Earthstone and Novo, as well as the pro forma financial information included in the Permian Resources and Earthstone Current Reports on Form 8-K that were referenced above.

The unaudited pro forma combined balance sheet as of September 30, 2023, gives effect to the Merger as if it had been completed on September 30, 2023. The unaudited pro forma combined statements of operations for the year ended December 31, 2022, and the nine months ended September 30, 2023 each give effect to the Transactions as if they had been completed on January 1, 2022.

The pro forma combined financial statements herein reflect pro forma adjustments that are described in the accompanying notes and are based on currently available information. The pro forma combined financial statements do not represent what the combined business’ financial position or results of operations would have been if the Transactions had actually occurred on the dates indicated, nor are they indicative of future financial position or results of operations. Actual results may differ materially from the assumptions and estimates reflected in these pro forma combined financial statements.

Note 2 - Preliminary Purchase Price Allocation

The Merger is being accounted for as a business combination using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, with Permian Resources being identified as the accounting acquirer. The allocation of the preliminary purchase price of the Merger is based upon management’s estimates and assumptions related to the fair value of assets acquired and liabilities assumed as of September 30, 2023 using currently available information. As the pro forma combined financial statements have been prepared based on these preliminary estimates, the final purchase price allocation may be materially different from the pro forma amounts included herein.

Adjustments to the estimated amounts or recognition of additional assets acquired or liabilities assumed may occur as additional information is obtained and as more detailed analyses are completed. The purchase price allocation will be finalized as soon as reasonably practicable.

The preliminary purchase price allocation is subject to change due to several factors, including, but not limited to:

•

changes in the estimated fair value of the identifiable assets acquired and liabilities assumed as of the closing date, which could result from changes in future oil and gas commodity prices, reserve estimates, discount rates, cost assumptions and other factors; and/or

•	changes to the acquired tax bases of Earthstone’s assets and liabilities as of the closing date.

The following table presents the preliminary merger consideration and purchase price allocation of the assets acquired and liabilities assumed in the Merger:

(in thousands, expect per share amounts)	Preliminary Merger Consideration
Consideration:
Shares of Earthstone Class A common stock issued and outstanding	111,338
Shares of Earthstone Class B common stock issued and outstanding(1)	34,256

Total shares of Earthstone common stock issued and outstanding to be exchanged(2)	145,594

Exchange Ratio	1.446
Shares of Permian Resources Class A common stock to be issued as merger consideration	160,994
Shares of Permian Resources Class C common stock to be issued as merger consideration(1)	49,534

Total Shares of Permian Resources common stock to be issued as merger consideration	210,528

Permian Resources Class A common stock price on November 1, 2023	$14.33

Total Consideration	$3,016,866

(in thousands)	Preliminary Purchase Price Allocation
Fair value of assets acquired:
Cash and cash equivalents	$16,592
Accounts receivable, net	209,927
Prepaid and other current assets	40,378
Derivative instruments	2,049
Leases	6,573
Unproved oil and natural gas properties	656,808
Proved oil and natural gas properties	4,726,151
Other property and equipment	13,062

Total assets acquired	$5,671,540

Fair value of liabilities assumed:
Accounts payable and accrued expenses	$492,950
Derivative instruments	57,981
Long-term debt, net	1,810,178
Asset retirement obligations	60,045
Deferred income taxes	193,266
Leases	7,106
Other liabilities, net	33,148

Total liabilities assumed	$2,654,674

Net assets acquired	$3,016,866

(1)

Each share of Earthstone’s Class B common stock was converted into Permian Resources Class C common stock (with the underlying Earthstone OpCo Units also being converted into a number of Permian Resource OpCo Units equal to the Exchange Ratio), which collectively represent a noncontrolling interest in the Company.

The Permian Resources Class C common stock is not publicly traded but can be exchanged, together with its underlying Permian Resources OpCo Unit, for an equal number of shares of Permian Resources Class A common stock. As such, we have utilized the Permian Resources Class A common stock trading price as a proxy for the estimated fair value of Permian Resources Class C common stock (and their underlying Permian Resources OpCo Units) for this pro forma preliminary merger consideration.

(2)

Represents shares of Earthstone common stock issued and outstanding as of October 31, 2023, which includes Earthstone’s unvested restricted and performance stock units that were fully vested and converted into the right to receive shares of Permian Resources Class A common stock (as included in merger consideration) upon closing of the Merger.

Note 3 - Preliminary Accounting and Pro forma Adjustments

The following adjustments included in the column labeled “Transaction Accounting Adjustments” have been made to the accompanying unaudited pro forma financial statements:

(a)	Certain reclassifications have been made to adjust and conform Earthstone’s historical financial information to Permian Resources’ financial statement classification as follows:

•	reclassification of $6.3 million from land and to other property and equipment, net;

•	reclassification of $0.5 million from noncurrent derivative asset to other noncurrent assets;

•	reclassification of $7.7 million from advances and finance lease liabilities to other current liabilities;

•	reclassification of $9.2 million from derivative liabilities and finance lease liabilities to other noncurrent liabilities; and

•

reclassification of $79.8 million for the nine months ended September 30, 2023, and $67.7 million for the year ended December 31, 2022 from lease operating expenses to gathering, processing and transportation expense.

(b)

Represents pro forma adjustments related to Earthstone’s Novo Transactions, that were determined to be significant to the pro forma combined financial statements. Refer to Note 5 below for further information on these transactions.

(c)

Reflects pro forma adjustments made to reduce cash and cash equivalents by $228.3 million to reflect the usage of such amounts to pay down borrowings outstanding under Earthstone’s credit facility that was assumed as a part of the Merger.

(d)	Reflects the preliminary purchase price allocation to adjust Earthstone’s assets acquired and liabilities assumed to their estimated fair values as follows:

•	an increase in unproved oil and natural gas properties of $351.1 million and a decrease in proved oil and natural gas properties of $762.7 million to reflect their estimated fair values;

•	the elimination of Earthstone’s historical accumulated depreciation, depletion, and amortization (“DD&A”) balance of $955.4 million;

•	reduction to other noncurrent assets of $18.9 million to eliminate historical unamortized debt issuance costs related to Earthstone’s credit facility;

•	an increase of $88.1 million to long-term debt to reflect Earthstone’s outstanding senior notes at their estimated fair value;

•	an increase of $27.4 million to reflect the asset retirement obligations assumed at their estimated fair value; and

•	the elimination of Earthstone’s historical shareholders’ equity and noncontrolling interest balance in accordance with the acquisition method of accounting.

(e)

For the year ended December 31, 2022, reflects estimated nonrecurring transaction costs of approximately $128.4 million related to the Merger that are expected to be incurred for advisory, legal, accounting and other professional fees, estimated severance costs, employee retention costs and other transaction related fees. As of September 30, 2023, $9.7 million in transaction costs had been incurred related to the Merger and were thereby included in the historical financial statements of Permian Resources. Therefore, with respect to the pro forma balance sheet as of September 30, 2023, $118.7 million of estimated transaction costs were incrementally reflected as an increase to accounts payable and accrued expenses, with a corresponding decrease to retained earnings. However, the $9.7 million of actual transaction costs incurred were eliminated from the combined statement of operations for the nine months ended September 30, 2023, to give effect to the Merger as if it had been completed on January 1, 2022.

(f)

Reflects pro forma adjustments for Earthstone’s outstanding restricted stock awards and performance stock units that, upon closing of the Merger were fully vested and converted into Permian Resources Class A common stock (as included in merger consideration), as follows:

•

the removal of a portion of Earthstone’s current and noncurrent liabilities for performance stock units that were classified as liability based awards but which were settled in Permian Resources Class A common stock;

•

a decrease in general and administrative expenses (“G&A”) of $27.0 million for the nine months ended September 30, 2023 as stock-based compensation expense for these Earthstone awards would not be recognized during this period assuming the Merger closed on January 1, 2022; and

•

an increase in G&A of $54.0 million for the year ended December 31, 2022 to recognize additional stock based compensation expense for the accelerated vesting of these Earthstone awards assuming the Merger closed on January 1, 2022.

(g)

Reflects the issuance of 161.0 million shares of Permian Resources Class A common stock and 49.5 million shares of Permian Resources Class C common stock (including underlying Permian Resources OpCo Units) to Earthstone’s stockholders as purchase consideration from Permian Resources to effect the Merger. The issuance of Permian Resources Class A common stock resulted in an increase to additional paid in capital and the issuance of Permian Resources Class C common stock resulted in an increase to the noncontrolling interest. Following these issuances, the noncontrolling interest ownership of Permian Resources OpCo is estimated to be 34%.

(h)

Reflects pro forma DD&A expense calculated in accordance with the successful efforts method of accounting for oil and gas properties utilizing the combined company’s production, combined company’s estimated proved reserves, and the preliminary estimated fair value ascribed to the oil and natural gas properties acquired in the Merger as follows:

•

a decrease in DD&A expense of $46.0 million in the pro forma combined statement of operations for the nine months ended September 30, 2023 consisting of (i) the elimination of $345.8 million of Earthstone’s historical DD&A expense, (ii) the elimination of $51.7 million of Novo’s historical DD&A expense, and (iii) pro forma incremental DD&A expense for the combined companies of $351.5 million for the first nine months of 2023; and

•

a decrease in DD&A expense of $40.0 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $304.5 million of Earthstone’s historical DD&A expense, (ii) the elimination of $65.3 million of Novo’s historical DD&A expense, and (iii) pro forma incremental DD&A expense for the combined companies of $329.8 million for the year ended December 31, 2022.

(i)

Reflects the elimination of Earthstone and Novo’s historical gains on sale of long-lived assets and related transaction costs, which would not have been incurred giving effect to the Merger as if it had been completed on January 1, 2022.

(j)

Reflects pro forma interest expense resulting from (i) giving effect to Earthstone’s senior notes assumed by Permian Resources in connection with the Merger, as if these notes had been in place and outstanding as of January 1, 2022, (ii) the assumption of Earthstone’s borrowings outstanding under its existing credit facility, and (iii) the adjustment to debt premium amortization to reflect Earthstone’s senior notes at fair value as of the assumed January 1, 2022 closing date of the Merger, which in the aggregate resulted in the following adjustments:

•

an increase in interest expense of $2.6 million in the pro forma combined statement of operations for the nine months ended September 30, 2023 consisting of (i) the elimination of $84.3 million of Earthstone’s historical interest expense, (ii) pro forma interest expense of $64.3 million for Earthstone’s assumed senior notes, as if these notes had been outstanding since January 1, 2022 incorporating debt premium amortization based on the notes’ fair value as of the assumed January 1, 2022 closing date of the Merger, (iii) pro forma interest expense of $25.2 million for additional borrowings under the credit facility, and (iv) the elimination of $2.6 million of Permian Resources’ interest expense related to a commitment fee that would have been expensed on January 1, 2022 given the assumed date of the Merger; and

•

an increase in interest expense of $47.1 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $66.8 million of Earthstone’s historical interest expense, (ii) pro forma interest expense of $86.0 million for Earthstone’s assumed senior notes, as if these notes had been outstanding since January 1, 2022, incorporating debt premium amortization based on the notes’ fair value as of the assumed January 1, 2022 closing date of the Merger, (iii) pro forma interest expense of $23.2 million for additional borrowings under the credit facility, and (iv) pro forma interest expense of $4.7 million related to a commitment fee paid by Permian Resources in conjunction with the Merger.

Pro forma interest expense for the additional borrowings under the Company’s credit facility was calculated using the weighted average effective interest rate under the Company’s credit facility of 7.0% for the nine months ended September 30, 2023 and 4.5% for the year ended December 31, 2022. The Company’s credit facility interest rate is based on a market-based benchmark interest rate plus an applicable margin that is dependent on the percentage of the borrowing base utilized. As a result, the Company’s credit facility interest rate is subject to market fluctuations.

The impact on net income attributable to Permian Resources Class A common stock of a 0.125% increase or decrease in the interest rate would be approximately $0.4 million for the nine months ended September 30, 2023 and approximately $0.6 million for the year ended December 31, 2022.

(k)

Reflects the income tax effects of the transaction accounting adjustments and Earthstone’s Novo Transactions pro forma adjustments, where presented (which have been reduced by the corresponding net income attributable to noncontrolling interest that is not taxable to the c-corporation) at the statutory tax rate of 22.4%, for the year ended December 31, 2022 and nine months ended September 30, 2023. The blended tax rate of 22.4% is calculated at the federal statutory rate of 21% plus the Company’s state-apportioned statutory rate, net of federal benefit, of 1.4%.

(l)	Reflects net income attributable to noncontrolling interest owners discussed in item (g) above, which is not subject to U.S. federal or state income tax within the c-corporation.

(m)

Reflects the adjustment to basic and diluted weighted average shares outstanding to reflect the issuance of Permian Resources common stock issued for merger consideration as if it was issued and outstanding as of January 1, 2022. The effect of potentially dilutive securities from the issuance of Permian Resources Class C common stock was determined using the “if-converted” method.

(n)

Incorporates pro forma adjustments related to the Colgate Merger completed by Permian Resources during the year ended December 31, 2022. Refer to Note 4 below for further information on these transactions.

Note 4 - Permian Resources Historical Merger

The Company completed its merger with Colgate, and all results of the acquired assets are included in the consolidated financial statements of Permian Resources as of September 1, 2022, the closing date of the Colgate Merger. The Colgate Merger has been accounted for as a business combination using the acquisition method of accounting, with the Company being identified as the accounting acquirer. Refer to Note 2—Business Combination under Part II, Item 8 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2022 for further information regarding the Colgate Merger as well as merger consideration and purchase price allocation.

Due to the closing date of the Colgate Merger occurring on September 1, 2022, the financial results of Colgate are not included in the historical financial information of Permian Resources from January 1, 2022 through August 31, 2022. As a result, pro forma financial information has been prepared for the statement of operations of Permian Resources for the year ended December 31, 2022, giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

The pro forma combined financial statements have been prepared from the respective historical consolidated financial statements of the Company and Colgate to reflect transaction accounting adjustments to the Company’s historical financial information that management believes are factually supportable and that are expected to have a continuing impact on results of operations, with the exception of certain nonrecurring items incurred in connection with the Colgate Merger.

PERMIAN RESOURCES CORPORATION HISTORICAL MERGER

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands, except per share data)

	Historical		Colgate			Permian
	Permian	Colgate	Merger			Resources Pro
	Resources	(1/1/22-8/31/22)	Adjustments			Forma
Operating revenues	(a)	(b)
Oil and gas sales	$2,131,265	$1,102,410	$—			$3,233,675
Operating expenses
Lease operating expenses	171,867	99,865	—			271,732
Severance and ad valorem taxes	155,724	80,123	—			235,847
Gathering, processing and transportation expenses	97,915	11,839	—			109,754
Depreciation, depletion, and amortization	444,678	167,644	6,366	(c	)	618,688
General and administrative expenses	159,554	23,179	18,136	(d	)	200,869
Merger and integration expense	77,424	—	—			77,424
Profit sharing by affiliates	—	22,346	(22,346)	(e	)	—
Impairment and abandonment expense	3,875	—	—			3,875
Exploration and other expenses	11,378	3,732	—			15,110

Total operating expenses	1,122,415	408,728	2,156			1,533,299
Net gain (loss) on sale of long-lived assets	(1,314)	53,718	(53,718)	(f	)	(1,314)

Income (loss) from operations	1,007,536	747,400	(55,874)			1,699,062
Other income (expense)
Interest expense	(95,645)	(53,196)	(8,014)	(g	)	(156,855)
Net gain (loss) on derivative instruments	(42,368)	(386,058)	—			(428,426)
Other income (expense)	609	10	—			619

Total other income (expense)	(137,404)	(439,244)	(8,014)			(584,662)

Income (loss) before income taxes	870,132	308,156	(63,888)			1,114,400
Income tax (expense) benefit	(120,292)	—	7,468	(h	)	(112,824)

Net income (loss)	749,840	308,156	(56,420)			1,001,576
Less: Net (income) loss attributable to noncontrolling interest	(234,803)	—	(303,187)	(i	)	(537,990)

Net income (loss) attributable to Class A common stock	$515,037	$308,156	$(359,607)			$463,586

Income (loss) per share of Class A common stock:
Basic	$1.80					1.62
Diluted	$1.61					1.45
Weighted average common shares outstanding:
Basic	286,160		—			286,160
Diluted	322,816		763	(j	)	323,579

The following adjustments included in the column labeled “Colgate Merger Adjustments” have been made to the unaudited pro forma financial statements of Permian Resources:

(a)

Permian Resources’ historical financial results for the year ended December 31, 2022 include the results of operations for assets acquired and liabilities assumed in the Colgate Merger from September 1, 2022 through December 31, 2022.

(b)	Colgate’s historical financial results include its results of operations for the eight months from January 1, 2022 through August 31, 2022, the closing of the Colgate Merger.

(c)

Reflects an increase in DD&A expense of $6.4 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $167.6 million of Colgate’s historical DD&A expense and (ii) pro forma incremental DD&A expense for the combined companies of $174.0 million for the year ended December 31, 2022.

(d)

Reflects the expected incremental stock compensation expense related to equity-based restricted stock and performance stock units granted to employees in connection with and on the closing date of the Colgate Merger.

(e)

Colgate’s historical profit sharing by affiliates expense represents cash payments made directly by affiliates of Colgate to members of its management team for profit interests that they were granted and then subsequently now own at CEP III Holdings, LLC and affiliated entities. These payments are not made directly by Colgate and in the future will not be made by the combined Company. Therefore, $22.3 million for the year end December 31, 2022, was eliminated from the statement of operations as these payments would not have been incurred giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

(f)	Reflects the elimination of Colgate’s historical gain on sale of long-lived assets that would not have been incurred giving effect to the Colgate Merger as if it had been completed on January 1, 2022.

(g)

Reflects pro forma interest expense resulting from (i) additional borrowings under the Company’s credit facility for the cash consideration paid to Colgate unitholders, (ii) the assumption of Colgate’s borrowings outstanding under its credit facility as of the Colgate Merger closing date, as if the assumed borrowings had been outstanding since January 1, 2022, and (iii) the adjustment to debt discount amortization to reflect Colgate’s senior notes at fair value, which in the aggregate resulted in the following adjustments:

•

an increase in interest expense of $8.0 million in the pro forma combined statement of operations for the year ended December 31, 2022 consisting of (i) the elimination of $53.2 million of Colgate’s historical interest expense, (ii) pro forma interest expense of $47.3 million for the senior notes, incorporating debt discount amortization based on the notes fair value as of the merger closing date, and (iii) additional pro forma interest expense of $13.9 million assumed for borrowings under the credit facility as of January 1, 2022.

(h)

Reflects the income tax effects of the transaction accounting adjustments, where presented (which have been reduced by the corresponding net loss attributable to noncontrolling interest that is not taxable to the c-corporation) at the statutory tax rate of 22.6%, for the year ended December 31, 2022. The blended tax rate of 22.6% is calculated at the federal statutory rate of 21% plus the Company’s state-apportioned statutory rate of 1.6%.

(i)

Reflects net income (loss) attributable to noncontrolling interest owners, which is not subject to U.S. federal or state income tax within the c-corporation. In connection with the Colgate Merger, 269.3 million shares of Permian Resources Class C common stock were issued for the share consideration to Colgate unitholders including underlying Permian Resources OpCo Units. The issuance of these units creates a noncontrolling interest in the Company, which is equal to approximately 48% of Permian Resources common stock issued and outstanding as of December 31, 2022.

(j)

Considers the effect of potentially dilutive securities from (i) the Permian Resources Class C common stock issued for the Colgate Merger consideration using the “if-converted” method assuming the Colgate Merger was completed on January 1, 2022; and (ii) unvested equity-based restricted stock and performance stock units granted in connection with the Colgate Merger using the treasury stock method.

Note 5 - Earthstone’s Novo Transactions

On June 14, 2023, Earthstone OpCo entered into (i) a Securities Purchase Agreement with Novo Oil & Gas Legacy Holdings, LLC, Novo Intermediate, LLC and Novo Oil & Gas Holdings, LLC (collectively “Novo”), pursuant to which Earthstone agreed to acquire 100% of the issued and outstanding equity interests of Novo (the “Novo Acquisition”) and (ii) an Acquisition and Cooperation Agreement with Northern Oil and Gas, Inc. (“NOG”), pursuant to which NOG agreed to acquire, immediately after the closing of the Novo Acquisition, an undivided and one-third interest in Novo’s oil and gas assets acquired in the Novo Acquisition for net proceeds of $468.4 million (the “Novo Divestiture” together with the Novo Acquisition, “Earthstone’s Novo Transactions”).

The Novo Acquisition was deemed to be material to an investor’s understanding of Earthstone’s business that is being acquired by Permian Resources in the Merger and has therefore been included in the pro forma combined financial statements. Due to the closing date of Earthstone’s Novo Transactions occurring on August 15, 2023, the financial results of Novo are not included in the historical information of Earthstone from January 1, 2022 through August 15, 2023. As a result, pro forma financial information for Earthstone’s Novo Transactions have been prepared as if the transactions occurred on January 1, 2022 for the pro forma combined statements of operations. Earthstone’s Novo Transactions pro forma information is presented below and was determined as follows:

(i) Novo Historical - derived from Novo’s historical unaudited interim financial information for the six months ended June 30, 2023 and from Novo’s audited financial information for the year ended December 31, 2022. Financial information for the interim period from July 1, 2023 to August 15, 2023, the closing date of the Novo Transactions, was based upon management’s estimates and included in the pro forma financial statements below;

(ii) Unacquired Portion of Novo - reflects the unacquired portion of Novo based upon information provided by Earthstone and assumptions made by the Company that management believes are reasonable based upon information available at the time of this filing; and

(iii) Novo Portion Sold to NOG - reflects adjustments to remove the oil and gas property interests sold to NOG in the Novo Divestiture.

This information is based on historical results of operations, adjusted for certain estimated accounting adjustments, and certain assumptions that management believes are reasonable, and does not represent the actual results of operations if the transactions would have occurred on January 1, 2022, nor is it necessarily indicative of future results.

EARTHSTONE’S NOVO TRANSACTIONS

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Nine Months Ended September 30, 2023

(in thousands)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Earthstone’s Novo Transactions
Operating revenues	(i)	(ii)	(iii)
Oil and gas sales	$432,670	$(64,663)	$(106,132)	$261,875
Operating expenses
Lease operating expenses	57,657	—	(16,867)	40,790
Severance and ad valorem taxes	32,441	(4,749)	(7,939)	19,753
Depreciation, depletion, and amortization	81,668	(4,164)	(25,835)	51,669
General and administrative expenses	19,128	(1,887)	—	17,241
Exploration and other expenses	123	(123)	—	—

Total operating expense	191,017	(10,923)	(50,641)	129,453
Net gain (loss) on sale of long-lived assets	16	(16)	—	—

Income (loss) from operations	$241,669	$(53,756)	$(55,491)	$132,422
Other income (expense)
Interest expense	(13,298)	13,298	—	—
Gain (loss) on commodity derivatives	28,912	(28,912)	—	—
Other income (expense)	(1,760)	(6)	—	(1,766)

Total other income (expense)	13,854	(15,620)	—	(1,766)

Income before income taxes	255,523	(69,376)	(55,491)	130,656
Income tax expense	(160)	—	53	(107)

Net Income	$255,363	$(69,376)	$(55,438)	$130,549

EARTHSTONE’S NOVO TRANSACTIONS

UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2022

(in thousands)	Novo Historical	Unacquired Portion of Novo	Novo Portion Sold to NOG	Earthstone’s Novo Transactions
Operating revenues	(i)	(ii)	(iii)
Oil and gas sales	$663,540	$(92,250)	$(190,430)	$380,860
Operating expenses
Lease operating expenses	45,326	—	(15,109)	30,217
Severance and ad valorem taxes	48,969	(7,574)	(13,798)	27,597
Gathering, processing and transportation expenses
Depreciation, depletion, and amortization	102,851	(4,889)	(32,654)	65,308
General and administrative expenses	8,641	(818)	—	7,823
Exploration and other expenses	808	(282)	—	526

Total operating expense	206,595	(13,563)	(61,561)	131,471
Net gain (loss) on sale of long-lived assets	(60)	136	—	76

Income (loss) from operations	$456,885	$(78,551)	$(128,869)	$249,465
Other income (expense)
Interest expense	(8,791)	8,791	—	—
Gain (loss) on commodity derivatives	(10,325)	10,325	—	—
Other income (expense)	2,664	88	—	2,752

Total other income (expense)	(16,452)	19,204	—	2,752

Income before income taxes	440,433	(59,347)	(128,869)	252,217
Income tax expense	(403)	52	117	(234)

Net Income	$440,030	$(59,295)	$(128,752)	$251,983

Note 6 - Supplemental Pro Forma Information About Oil and Natural Gas Producing Activities

The following tables present estimated pro forma combined proved oil and gas reserve information as of and for the year ended December 31, 2022. The amounts included below represent the respective estimates made as of December 31, 2022 by Permian Resources, Earthstone, and Novo while they were separate companies. These estimates have not been updated for changes in development plans or other factors, which may have occurred subsequent to December 31, 2022, including the Merger. This pro forma information has been prepared for illustrative purposes and is not intended to be a projection of future results. Future results may vary significantly from the results presented.

Estimated Quantities of Proved Oil and Gas Reserves

The following tables present the estimated pro forma combined net estimated proved developed and undeveloped oil and gas reserves information as of December 31, 2022, along with a summary of changes in quantities of proved oil and gas reserves:

	Crude Oil (MBbls)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	153,453	61,075	20,200	234,728
Extensions and discoveries	51,906	13,430	4,652	69,988
Revisions to previous estimates	(22,181)	(7,432)	(2,131)	(31,744)
Purchases of reserves in place	124,072	85,237	70	209,379
Divestitures of reserves in place	(1,983)	(2,044)	—	(4,027)
Production	(18,235)	(11,866)	(2,259)	(32,360)

Balance - December 31, 2022	287,032	138,400	20,532	445,964

Proved developed reserves:
December 31, 2021	77,973	35,824	4,364	118,161
December 31, 2022	156,941	88,759	12,335	258,035
Proved undeveloped reserves:
December 31, 2021	75,480	25,251	15,836	116,567
December 31, 2022	130,091	49,641	8,197	187,929

	Natural Gas (MMcf)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	577,005	284,881	224,893	1,086,779
Extensions and discoveries	144,316	51,346	20,743	216,405
Revisions to previous estimates	(111,405)	37,316	(26,620)	(100,709)
Purchases of reserves in place	494,221	429,646	979	924,846
Divestitures of reserves in place	(10,874)	(6,631)	—	(17,505)
Production	(59,692)	(54,392)	(18,022)	(132,106)

Balance - December 31, 2022	1,033,571	742,166	201,973	1,977,710

Proved developed reserves:
December 31, 2021	326,223	190,999	58,861	576,083
December 31, 2022	652,270	574,762	143,669	1,370,701
Proved undeveloped reserves:
December 31, 2021	250,782	93,882	166,032	510,696
December 31, 2022	381,301	167,404	58,304	607,009

	Natural Gas Liquids (MBbls)
	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Total proved reserves:
Balance - December 31, 2021	55,583	39,031	24,473	119,087
Extensions and discoveries	19,387	7,895	3,837	31,119
Revisions to previous estimates	(9,279)	11,663	4,787	7,171
Purchases of reserves in place	66,437	56,268	148	122,853
Divestitures of reserves in place	(2,527)	(1,417)	—	(3,944)
Production	(6,750)	(7,599)	(2,607)	(16,956)

Balance - December 31, 2022	122,851	105,841	30,638	259,330

Proved developed reserves:
December 31, 2021	30,318	25,917	6,242	62,477
December 31, 2022	74,940	80,168	20,944	176,052
Proved undeveloped reserves:
December 31, 2021	25,265	13,114	18,231	56,610
December 31, 2022	47,911	25,673	9,694	83,278

(1)

Represents reserves acquired as a part of Earthstone’s Novo Transactions discussed in Note 5, which have been adjusted to reflect solely the portion of Novo’s oil and gas reserves retained by Earthstone.

Standardized Measure of Discounted Future Net Cash Flows

The pro forma combined standardized measure of discounted future net cash flows relating to proved oil and natural gas reserves as of December 31, 2022 is as follows:

	Year Ended December 31, 2022
(in thousands)	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Future cash inflows	$36,444,649	$21,506,026	$4,013,814	$61,964,489
Future development costs	(3,051,047)	(1,207,597)	(195,155)	(4,453,799)
Future production costs	(9,381,857)	(6,362,901)	(1,258,890)	(17,003,648)
Future income tax expenses	(4,821,696)	(1,910,370)	(4,213)	(6,736,279)

Future net cash flows	19,190,049	12,025,158	2,555,556	33,770,763
10% discount to reflect timing of cash flows	(9,764,471)	(5,300,657)	(925,442)	(15,990,570)

Standardized measure of discounted future net cash flows	$9,425,578	$6,724,501	$1,630,114	$17,780,193

The changes in the pro forma combined standardized measure of discounted future net cash flows relating to proved reserves for the year ended December 31, 2022 are as follows:

	Year Ended December 31, 2022
(in thousands)	Permian Resources Historical	Earthstone Historical	Earthstone’s Novo Transactions(1)	Pro Forma Combined
Standardized measure of discounted future net cash flows, beginning of period	$3,396,320	$1,818,372	$941,569	$6,156,261
Sales of oil, natural gas and NGLs, net of production costs	(1,705,759)	(1,341,586)	(317,711)	(3,365,056)
Purchase of minerals in place	5,555,649	2,011,980	8,760	7,576,389
Divestiture of minerals in place	(103,030)	(76,570)	—	(179,600)
Extensions and discoveries, net of future development costs	1,789,830	1,178,521	303,632	3,271,983
Previously estimated development costs incurred during the period	369,088	246,705	103,008	718,801
Net change in prices and production costs	2,508,583	3,838,439	489,293	6,836,315
Change in estimated future development costs	85,931	(295,553)	(32,632)	(242,254)
Revisions of previous quantity estimates	(1,127,536)	3,283	(25,082)	(1,149,335)
Accretion of discount	387,747	345,642	94,330	827,719
Net change in income taxes	(1,807,957)	(866,805)	(818)	(2,675,580)
Net change in timing of production and other	76,712	(137,927)	65,765	4,550

Standardized measure of discounted future net cash flows, end of period	$9,425,578	$6,724,501	$1,630,114	$17,780,193

(1)

Represents reserves acquired as a part of Earthstone’s Novo Transactions discussed in Note 5, which have been adjusted to reflect solely the portion of Novo’s oil and gas reserves retained by Earthstone.